UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2010

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103

Palo Alto, California 94303

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of the Security Holders.

SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of OPTi, Inc. was held on May 6, 2010. Proxies for the meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting of Shareholders, 10,107,380 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1: Election of Directors

The following four individuals were elected to the Board of Directors by the following vote:

Nominee	For	Withheld	Not Voted	Broker Non-Votes
Bernard T. Marren	5,756,902	19,303	4,331,175	—
Stephen F. Diamond	5,756,902	19,303	4,331,175	—
Kapil K. Nanda	5,756,902	19,303	4,331,175	—
William H. Welling	5,756,902	19,303	4,331,175	—

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The shareholders ratified the appointment of Armanino McKenna LLP as the Company’s independent registered public accountants for the fiscal year ending March 31, 2011 by the following vote:

For	Against	Abstain	Broker Non-Votes
10,086,990	19,619	771	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010

OPTi, Inc.

By:	/s/ MICHAEL MAZZONI
Michael Mazzoni
Chief Financial Officer